PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides First Quarter 2023 Business Update

MIDLAND, TX, May 15, 2023 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, is providing its business update for the three months ended March 31, 2023.

“AST SpaceMobile is making history,” said Abel Avellan, Chairman and Chief Executive Officer of AST SpaceMobile. “Completing the first-ever direct voice connection from our BlueWalker 3 test satellite in space to everyday cellular devices in April was hailed by our partners and leaders in the wireless ecosystem as the latest ‘first’ that changed the way people connect. This accomplishment validated our technology in orbit, and confirmed we have the ability to connect with everyday smartphones from all major handset manufacturers in a market with over five billion mobile devices in use today.”

Business Update

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Completed successful first-ever two-way voice calls from space directly to everyday unmodified smartphones using the BlueWalker 3 (“BW3”) test satellite
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Key milestone in the BW3 testing program validates the satellite technology, including the ability to work with everyday smartphones and ability to integrate with the existing cellular ecosystem, including spectrum
•
Testing plan has transitioned to demonstration of 4G and 5G download speeds
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Confirmed no major changes to the design of the Block 1 satellites following BlueWalker 3 testing
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Manufacturing underway in Midland, Texas, with production on track for planned launch of five Block 1 BlueBird satellites in Q1 2024
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Signed spectrum lease agreement with AT&T, a first step to offering commercial service to AT&T customers in the U.S., contingent upon regulatory approval and execution of a definitive commercial agreement

First Quarter 2023 Financial Highlights

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Ended the first quarter with cash, cash equivalents, and restricted cash of $185.7 million
•
Total operating expenses increased by $1.9 million to $44.5 million for the first quarter of 2023, as compared to $42.6 million in the fourth quarter of 2022, due to a $1.7 million increase in research and development costs, $0.5 million increase in engineering services and $0.5 million increase in depreciation and amortization costs, offset by a $0.8 million decrease in general and administrative costs
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As of March 31, 2023, the Company incurred $92.5 million of capitalized costs (including launch costs and non-recurring engineering costs) related to the assembly, testing and deployment of the BlueWalker 3 test satellite
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As of March 31, 2023, the Company incurred approximately $66.5 million of capitalized property and equipment costs related to development of assembly, integration, and test facilities in Texas, as well as satellite related purchases including assembly equipment, direct materials and antennas

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Monday, May 15, 2023. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with everyday unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, Twitter, LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023.

The planned testing of the BW3 test satellite may not be completed due to a variety of factors, which could include loss of satellite connectivity, destruction of the satellite, or other communication failures, and even if completed as planned, the BW3 testing may indicate adjustments that are needed or modifications that must be made, any of which could result in additional costs, which could be material, and delays in commercializing our service. If there are delays or issues with our testing, it may become more costly to raise capital, if we are able to do so at all.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison+Partners

Eva Murphy Ryan

917-547-7289

ASTSpaceMobile@allisonpr.com

First Quarter Financial Results

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands, except share data)

	March 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$185,043	$238,588
Restricted cash	653	668
Prepaid expenses	3,228	4,100
Other current assets	38,185	24,954
Total current assets	227,109	268,310

Property and equipment:
BlueWalker 3 satellite - construction in progress	92,464	92,077
Property and equipment, net	66,452	53,912
Total property and equipment, net	158,916	145,989

Other non-current assets:
Operating lease right-of-use assets, net	12,955	7,671
Other non-current assets	1,744	16,402
Total other non-current assets	14,699	24,073

TOTAL ASSETS	$400,724	$438,372

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	11,348	13,929
Accrued expenses and other current liabilities	23,246	13,145
Current operating lease liabilities	952	722
Total current liabilities	35,546	27,796

Warrant liabilities	31,448	38,946
Non-current operating lease liabilities	12,105	7,046
Long-term debt	4,696	4,758
Total liabilities	83,795	78,546

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value; 800,000,000 shares authorized; 71,877,559 and 71,819,926 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	7	7
Class B Common Stock, $.0001 par value; 200,000,000 shares authorized; 50,041,757 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	5	5
Class C Common Stock, $.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	8	8
Additional paid-in capital	236,886	235,384
Accumulated other comprehensive income (loss)	183	229
Accumulated deficit	(118,419)	(102,101)
Noncontrolling interest	198,259	226,294
Total stockholders' equity	316,929	359,826

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$400,724	$438,372

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in thousands, except share and per share data)

	Three Months ended March 31,
	2023	2022

Revenues	$-	$2,394

Cost of sales (exclusive of items shown separately below)	-	1,986

Gross profit	-	408

Operating expenses:
Engineering services	16,483	11,740
General and administrative costs	9,857	11,619
Research and development costs	16,381	8,281
Depreciation and amortization	1,733	1,100
Total operating expenses	44,454	32,740

Other income (expense):
Gain (loss) on remeasurement of warrant liabilities	7,498	(5,482)
Other income (expense), net	(8,144)	15
Total other income (expense), net	(646)	(5,467)

Loss before income tax expense	(45,100)	(37,799)
Income tax expense	(116)	(104)
Net loss before allocation to noncontrolling interest	(45,216)	(37,903)

Net loss attributable to noncontrolling interest	(28,898)	(27,182)
Net loss attributable to common stockholders	$(16,318)	$(10,721)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.23)	$(0.21)
Weighted average shares of Class A Common Stock outstanding
Basic and diluted	71,845,206	51,760,520

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

(dollars in thousands)

	Three Months ended March 31,
	2023	2022

Net loss before allocation to noncontrolling interest	$(45,216)	$(37,903)
Other comprehensive loss
Foreign currency translation adjustments	(128)	(432)
Total other comprehensive loss	(128)	(432)
Total comprehensive loss before allocation to noncontrolling interest	(45,344)	(38,335)
Comprehensive loss attributable to noncontrolling interest	(28,980)	(27,542)
Comprehensive loss attributable to common stockholders	$(16,364)	$(10,793)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(dollars in thousands)

	Three Months ended March 31,
	2023	2022

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(45,216)	$(37,903)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation and amortization	1,733	1,100
(Gain) loss on remeasurement of warrant liabilities	(7,498)	5,482
Non-cash lease expense	306	170
Stock-based compensation	2,474	2,254
Changes in operating assets and liabilities:
Accounts receivable	-	(470)
Prepaid expenses and other current assets	(12,168)	(6,838)
Inventory	-	(457)
Accounts payable and accrued expenses	5,553	2,684
Operating lease liabilities	(300)	(112)
Deferred revenue	-	1,333
Other assets and liabilities	17,383	(14,751)
Net cash used in operating activities	(37,733)	(47,508)

Cash flows from investing activities:
Purchase of property and equipment	(15,228)	(4,660)
BlueWalker 3 satellite - construction in process	(160)	(16,907)
Net cash used in investing activities	(15,388)	(21,567)

Cash flows from financing activities:
Issuance of incentive equity units under employee stock plan	96	31
Proceeds from warrant exercise	-	2
(Repayments of) proceeds from debt	(60)	97
Net cash provided by financing activities	36	130

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(475)	(482)

Net decrease in cash, cash equivalents and restricted cash	(53,560)	(69,427)
Cash, cash equivalents and restricted cash, beginning of period	239,256	324,537
Cash, cash equivalents and restricted cash, end of period	$185,696	$255,110

Supplemental disclosure of cash flow information:
Non-cash transactions:
Purchases of construction in process in accounts payable and accrued expenses	$3,651	$1,483
Purchases of property and equipment in accounts payable and accrued expenses	426	1,661
Right-of-use assets obtained in exchange for operating lease liabilities	5,507	191